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                                                                     EXHIBIT 15

November 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: The Hertz Corporation Registration Statement on Form S-3 (File No. 333-57138) and on Form S-8 (File Nos. 333-32543, 333-60311, 333-80457 and
      333-32868).

Commissioners:

We are aware that our report dated October 11, 2002 on our review of interim financial information of The Hertz Corporation and Subsidiaries (the "Company") as of and for the period ended September 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the above referenced Registration Statements.

Very truly yours,

PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey